EXHIBIT 99.2

AMENDED AND RESTATED GENERAL GUARANTEE AGREEMENT

This Amended and Restated General Guarantee Agreement, dated September 28, 2018 (this “Guarantee”), is made by The Goldman Sachs Group, Inc. (the “Guarantor”), a corporation duly organized under the laws of the State of Delaware, in favor of each person (each, a “Party”) to whom Goldman Sachs Paris Inc. et Cie., a société en commandite simple duly organized under the laws of the Republic of France and a subsidiary of the Guarantor (the “Company”), may owe any Obligations (as defined below) from time to time. Effective as of October 5, 2018, this Guarantee amends and restates in its entirety the General Guarantee Agreement dated February 12, 2007 of the Guarantor of the Obligations of the Company.

1. Guarantee. For value received, the Guarantor hereby unconditionally and, subject to the provisions of paragraphs number six and seven, irrevocably guarantees to each Party, the complete payment when due, whether by acceleration or otherwise, of all payment obligations, whether now in existence or hereafter arising (other than non-recourse payment obligations) of the Company, including, without limitation, all payment obligations (other than non-recourse payment obligations) arising under any swap, futures, option, forward or other derivative instrument (the “Obligations”). This Guarantee is one of payment and not of collection.

2. Waiver of Notice, etc. Except as may be required by the contract, agreement or instrument creating the Obligations, the Guarantor hereby waives notice of acceptance of this Guarantee and notice of the Obligations, and waives proof of reliance, diligence, presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit, and the taking of any other action by any Party against, and any other notice to, the Company, the Guarantor or others.

3. Nature of Guarantee. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Obligation or right of offset with respect thereto at any time and from time to time held by any Party or (b) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which might constitute an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance; provided, however, that under no circumstances will the Guarantor be liable to any Party hereunder for any amount in excess of the amount which the Company actually owes to such Party and that the Guarantor may assert any defense to payment available to the Company, other than those arising in a bankruptcy or insolvency proceeding.

A Party may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) agree with the Company to make any change in the terms of the Obligations; (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Company to such Party; (3) exercise or refrain from exercising any rights against the Company or others in respect of the Obligations; or (4) compromise or subordinate the Obligations. Any other suretyship defenses are hereby waived by the Guarantor.

4. Reinstatement. The Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations, or interest thereon is rescinded or must otherwise be restored or returned by such Party upon the bankruptcy, insolvency, dissolution or reorganization of the Company.

5. Subrogation. The Guarantor will not exercise any rights which it may acquire hereunder by way of subrogation, as a result of a payment hereunder to any Party, until all due and unpaid Obligations to such Party shall have been paid in full. Any amount paid to the Guarantor in violation of the preceding sentence shall be held by Guarantor for the benefit of such Party and shall forthwith be paid to such Party to be credited and applied to the due and unpaid Obligations. Subject to the foregoing, upon payment of all such due and unpaid Obligations, the Guarantor shall be subrogated to the rights of such Party against the Company with respect to such Obligations, and by acceptance of this Guarantee such Party agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

6. Amendment and Termination. This Guarantee may be amended or terminated, as to one Party, all Parties or a group of specified Parties and as to one Obligation, all Obligations or specified Obligations, at any time by (a) issuance by the Guarantor or the Company of a press release reported by the Dow Jones News Service, the Associated Press or a comparable United States or other national news service, (b) filing by the Guarantor of the amended Guarantee or notice of termination on a current or periodic report under the Securities Exchange Act of 1934, as amended, or (c) written notice signed by the Guarantor, with such amendment or termination effective with respect to a Party on the opening of business on the fifth New York business day after the earliest of the issuance of such press release, the filing of such current or periodic report, or the receipt of such written notice, as applicable; provided, however, that no such amendment may adversely affect the rights, whether absolute or contingent, of any Party which shall have accrued or which may accrue under any Obligation, other than any rights with respect to any Obligation entered into after the date of such amendment; and provided, further, that no such termination with respect to a Party shall be effective until such time as all Obligations to such Party theretofore entered into or incurred by the Company shall no longer be outstanding or be satisfied in full; and provided, further, that any such amendment or termination may become effective as to one Party whether or not it becomes effective with respect to another Party. For the avoidance of doubt, without prejudice to the rights of any Party with respect to Obligations incurred prior to the effectiveness of this Guarantee, to the extent there remain outstanding any Obligations guaranteed by the Guarantor under any and all prior General Guarantee Agreements of the Company’s obligations, this Guarantee amends, restates and supersedes such General Guarantee Agreements, and the guarantee of all Obligations guaranteed under any such prior General Guarantee Agreements shall hereafter be governed by this Guarantee, except that clause (ii) of paragraph number 7 and the last paragraph of this Guarantee shall not apply to Obligations guaranteed under any such prior Guarantee.

7. Assignment. Neither this Guarantee nor any of the rights or obligations hereunder maybe assigned, transferred or delegated to any other person, and any such assignment, transfer or delegation shall be null and void; provided, however, that (i) the Guarantor may assign its rights and delegate its obligations hereunder to any entity carrying on, directly or indirectly, all or substantially all of the Guarantor’s business, so long as such entity assumes (whether expressly or by operation of law) all of the Guarantor’s obligations hereunder, and (ii) the Guarantor may transfer this Guarantee or any interest or obligation of the Guarantor in or under this Guarantee, or any property securing this Guarantee, to another entity as transferee as part of the resolution, restructuring or reorganization of the Guarantor upon or following the Guarantor becoming subject to a receivership, insolvency, liquidation, resolution or similar proceeding. Upon any such delegation and assumption, or transfer, of obligations, the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption or transfer.

8. Governing Law and Jurisdiction. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT THEREFROM OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTEE.

In the event the Guarantor becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together, the “U.S. Special Resolution Regimes”), the transfer of this Guarantee, and any interest and obligation in or under, and any property securing, this Guarantee, from the Guarantor will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if this Guarantee, and any interest and obligation in or under this Guarantee, were governed by the laws of the United States or a state of the United States. In the event the Guarantor or any of its affiliates become subject to a U.S. Special Resolution Regime, default rights against the Guarantor with respect to this Guarantee are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if this Guarantee was governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the day and year first above written.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Elizabeth M. Hammack
Name: Elizabeth M. Hammack
Title: Authorized Officer